Exhibit 99.1

ACCREDITED MEMBERS, INC.

FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2008,
PERIOD FROM JANUARY 1, 2009 THROUGH MARCH 10, 2009, AND
PERIOD FROM MARCH 11, 2009 THROUGH DECEMBER 31, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Accredited Members, Inc.

We have audited the accompanying balance sheet of Accredited Members, Inc. (Successor) (Note 1) as of December 31, 2009, and the related statements of operations, stockholders’ equity and cash flows for the period from March 11, 2009 through December 31, 2009 (Successor Period); and we have audited the balance sheet of EdgeWater Research Partners, LLC (Predecessor) (Note 1) as of December 31, 2008, and the related statements of operations, member’s equity, and cash flows for the period from January 1, 2009 through March 10, 2009, and the year ended December 31, 2008 (Predecessor Periods). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Accredited Members, Inc. as of December 31, 2009, and EdgeWater Research Partners, LLC as of December 31, 2008, and the results of their operations and their cash flows for the Successor Period and Predecessor Periods, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, Accredited Members, Inc. succeeded to the business operations of the Predecessor on March 11, 2009.  As a result, the financial statements of the Successor and the Predecessor are not comparable in all respects.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company reported a net loss in the Successor Period and an accumulated deficit of approximately $1,589,000 as of December 31, 2009.  The Company has a limited operating history, and the Company does not have a revolving loan agreement with any financial institution, nor can the Company provide any assurance it will be able to enter into any such agreement in the future, or be able to raise funds through a future issuance of debt or equity.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GHP HORWATH, P.C.
GHP HORWATH, P.C.

Denver, Colorado
February 25, 2010

ACCREDITED MEMBERS, INC.

BALANCE SHEETS

ASSETS
	Successor	Predecessor
	company	company
	December 31,
	2009	2008
Current assets:
Cash and cash equivalents	$564,883
Accounts receivable	143,570	$12,500
Prepaid expenses and other	99,244
Assets held for sale	14,336
Subscription receivable	10,000

Total current assets	832,033	12,500

Property and equipment, net	215,894
Intangible assets, net	12,500

	228,394	-

	$1,060,427	$12,500

LIABILITIES AND STOCKHOLDERS'/MEMBER'S EQUITY (DEFICIT)

Current liabilities:
Bank overdraft		$900
Accounts payable	$16,671	24,138
Accrued expenses	42,975	16,060
Deferred revenue	239,117	12,403
Line of credit		1,410
Total current liabilities	298,763	54,911
Convertible notes payable:
Related parties	100,000
Other	137,500

	237,500	-

Total liabilities	536,263	54,911

Commitments

Stockholders'/member's equity (deficit):
Member's deficit		(42,411)
Preferred stock; $0.0001 par value; 10,000,000 shares authorized;
none issued and outstanding as of December 31, 2009
Common stock; $0.0001 par value; 50,000,000 shares authorized;
9,817,142 issued and outstanding as of December 31, 2009	982
Additional paid-in capital	2,112,238
Accumulated deficit	(1,589,056)
Total member's/stockholders' equity (deficit)	524,164	(42,411)

	$1,060,427	$12,500

See notes to financial statements

ACCREDITED MEMBERS, INC.

STATEMENTS OF OPERATIONS

	Successor company	Predecessor company
	March 11,	January 1,	January 1,
	through	through	through
	December 31,	March 10,	December 31,
	2009	2009	2008

Net revenue	$226,783	$125,690	$302,167
Cost of revenue	187,831	63,248	120,830

Gross profit	38,952	62,442	181,337

Operating expenses:
General and administrative	931,767	35,265	170,127
Selling and marketing	677,581

	1,609,348	35,265	170,127

Operating (loss) income	(1,570,396)	27,177	11,210

Other income (expense):
Interest expense:
Related parties	(6,343)
Other	(18,384)		(17)
Other income	6,067

	(18,660)	-	(17)

Net (loss) income	$(1,589,056)	$27,177	$11,193

See notes to financial statements

ACCREDITED MEMBERS, INC.

STATEMENTS OF STOCKHOLDERS'/MEMBER'S EQUITY (DEFICIT)

YEARS ENDED DECEMBER 31, 2009 AND 2008

					Additional
	Member's	Common stock			paid-in	Accumulated
	equity	Shares	Amount		capital	loss		Total

Predecessor company:

Balances - January 1, 2008	$(48,116)		$		$	$		(48,116)
Contributions from member	51,500							51,500
Contribution of services by member	156,000							156,000
Distributions to member	(212,988)							(212,988)
Net income	11,193							11,193

Balances - December 31, 2008	(42,411)	-		-	-		-	(42,411)
Contribution from member	25,000							25,000
Contribution of services by member	32,000							32,000
Distributions to member	(61,000)							(61,000)
Net income	27,177							27,177

Balances - March 10, 2009	$(19,234)	-		-	$-		$-	$(19,234)

Successor company:

Balances - March 11, 2009		-		$-	$-	$		$-
Initial sale of common stock to founding stockholders
for cash		3,400,000		340	169,660			170,000
Issuance of common stock in settlement of related
party payable		800,000		80	39,920			40,000
Issuance of common stock upon acquisition of EdgeWater
customer contracts and relationships		1,500,000		150	74,850			75,000
Conversion of debt to common stock		1,167,667		117	350,183			350,300
Sale of common stock for cash and subscription, net of
offering costs of $18,852		931,341		93	679,557			679,650
Issuance of common stock for services		18,134		2	13,598			13,600
Issuance of warrants for services					347,735			347,735
Exercise of warrants		2,000,000		200	299,800			300,000
Vesting of options for services					136,935			136,935
Net loss							(1,589,056)	(1,589,056)

Balances - December 31, 2009		9,817,142		$982	$2,112,238		$(1,589,056)	$524,164

See notes to financial statements

ACCREDITED MEMBERS, INC.

STATEMENTS OF CASH FLOWS

	Successor company	Predecessor company
	March 11,	January 1,	January 1,
	through	through	through
	December 31,	March 10,	December 31,
	2009	2009	2008

Net (loss) income	$(1,589,056)	$27,177	$11,193
Cash flows from operating activities:
Adjustments to reconcile net (loss) income to net cash
(used in) provided by operating activities:
Depreciation expense	21,138
Amortization expense	62,500
Share-based compensation expense	498,270
Impairment loss	6,864
Company expenses paid by related party	40,000
Contribution of services by member		32,000	156,000
Change in operating assets and liabilities:
(Increase) decrease in accounts receivable	(143,570)	3,480	(12,500)
(Increase) in prepaid expenses and other	(99,244)
Increase (decrease) in accounts payable and accrued expenses	59,646	(22,407)	10,690
Increase (decrease) in deferred revenue	239,117	(1,382)	(6,205)

Net cash (used in) provided by operating activities	(904,335)	38,868	159,178

Cash flows from investing activities:
Purchase of property and equipment	(258,232)

Net cash used in investing activities	(258,232)	-	-

Cash flows from financing activities:
Proceeds from exercise of warrants	300,000
Proceeds from issuance of notes payable	587,800
Proceeds from issuance of common stock	839,650
Contributions from member		25,000	51,500
(Payments) proceeds on line of credit		(1,410)	1,410
Distributions to member		(61,000)	(212,988)
(Decrease) increase in bank overdraft		(900)	900

Net cash provided by (used in) financing activities	1,727,450	(38,310)	(159,178)

Net increase in cash and cash equivalents	564,883	558	-

Cash and cash equivalents, beginning	-	-	-

Cash and cash equivalents, ending	$564,883	$558	$-

Supplemental disclosures of cash flow information:

Cash paid for interest	$22,164	$-	$17

Supplemental disclosure of non-cash investing and financing activities:

Acquisition of customer contracts and relationships from predecessor
company in exchange for common stock	$75,000
Common stock issued in satisfaction of related party advance payable	$40,000
Conversion of notes payable to common stock	$350,300
Issuance for shares for subscription receivable	$10,000
Transfer of equipment to assets held for sale	$14,336

See notes to financial statements

ACCREDITED MEMBERS, INC.

NOTES TO FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2008,
PERIOD FROM JANUARY 1, 2009 THROUGH MARCH 10, 2009, AND
PERIOD FROM MARCH 11, 2009 THROUGH DECEMBER 31, 2009

1.	Organization, basis of presentation, going concern and management’s plans:

Organization and basis of presentation:

Accredited Members, Inc. (“AMI”) is a publisher of investment related research and information regarding microcap companies, and provides online social networking, and holds conferences intended for individuals and companies to identify and build relationships. AMI’s process of doing this utilizes primarily two systems: an interactive website, and conferences held several times throughout the year across the country. AMI also provides institutional and individual investors with proprietary research on “microcap” and “small-cap” companies (companies with a market capitalization less than $300 million) and AMI sells business valuation reports that it prepares for customers. AMI’s services are sold in the form of customer memberships, which typically have terms of 90 days up to one year.

AMI is in the process of expanding its proprietary members-only website, the primary function of which is to serve as a financial enhancement tool. The website went “live” in July 2009. AMI’s online community is designed to provide investors with a vital resource to assist in the discovery of new investment ideas, access to independent research and interaction with other successful investors. Upon joining, members must represent to AMI that they have a net worth of at least $1 million.

AMI, headquartered in Colorado Springs, Colorado, was formed in December 2008, for the purpose of acquiring customer contracts and related customer relationships from EdgeWater Research, LLC (“EdgeWater” or the “Predecessor”), a Colorado Limited Liability Company. The EdgeWater customer contracts and related customer relationships were determined to meet the definition of a “business”, as defined by accounting standards.  AMI, which had no operations from its formation date to the date of the EdgeWater acquisition, acquired the customer contracts/relationships on March 11, 2009, for 1.5 million shares of common stock valued at $75,000, their estimated fair value at the date of acquisition.

The financial statements for the year ended December 31, 2008, and the period from January 1, 2009 through March 10, 2009 (the “Predecessor Period”) reflect the results of operations of EdgeWater. The financial statements for the period from March 11, 2009 through December 31, 2009 (the “Successor Period”) reflect the results of operations of AMI (the “Successor”). Accordingly, the results of operations of the Predecessor and the Successor are not comparable in all respects. AMI and EdgeWater are collectively referred to as the “Company.”

Going concern and management's plans:

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.  The Company reported a net loss in the Successor Period and an accumulated deficit of approximately $1,589,000 as of December 31, 2009. The Company has a limited operating history, and the Company does not have a revolving loan agreement with any financial institution,  nor can the Company provide any assurance it will be able to enter  into any  such  agreement in the future, or be able to raise funds through a future issuance of debt or equity. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

ACCREDITED MEMBERS, INC.

NOTES TO FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2008,
PERIOD FROM JANUARY 1, 2009 THROUGH MARCH 10, 2009, AND
PERIOD FROM MARCH 11, 2009 THROUGH DECEMBER 31, 2009

1.	Organization, basis of presentation, going concern and management’s plans (continued):

Going concern and management's plans (continued):

The Company’s continuance as a going concern is dependent on its future profitability and on the on-going support of its shareholders and creditors. However, additional financing may not be available in amounts or on terms acceptable to the Company or at all. As a consequence, if the Company is unable to achieve profitability or obtain additional financing in the near term, the Company may be required to delay its business plan  implementation, and/or the Company may be required to cease operations in order to offset the lack of available funding, which would have a material adverse impact on the Company.

On December 10, 2009, the Company executed a non-binding term sheet with Across America Real Estate Exchange, Inc. (“AAEX”), a U.S. publicly-traded shell company, whereby AAEX is to acquire AMI in a reverse merger transaction. Certain entities affiliated with the president/chief executive officer of AAEX are significant shareholders of AMI. Upon closing the transaction, AAEX is to issue a total number of common shares to the AMI shareholders in exchange for all of their ownership interests in AMI, such that the AMI shareholders would own approximately 89% of the combined company.

Upon the closing of the merger, the officers of AMI are to become AAEX’s officers, and a Co-Chairman of the AMI Board of Directors is expected to be approved to AAEX’s Board of Directors at closing.  Within 15 days of closing the merger, and subject to applicable regulatory requirements, it is expected that two additional persons will be appointed to the AAEX Board of Directors.

The closing of this transaction is subject to certain contingencies, including satisfactory due diligence by AMI and AAEX, and the approval of the transaction by AMI shareholders.

2.	Significant accounting policies:

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods.  Actual results could differ from these estimates.

Cash and cash equivalents:

For purposes of the statements of cash flows, the Company consider all highly liquid investments purchased with an original maturity of three months or less, including money market accounts and bank time deposits to be cash equivalents.  At December 31, 2009, cash and cash equivalents included time deposits of approximately $50,000, which were purchased in December 2009 and liquidated in January 2010.

ACCREDITED MEMBERS, INC.

NOTES TO FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2008,
PERIOD FROM JANUARY 1, 2009 THROUGH MARCH 10, 2009, AND
PERIOD FROM MARCH 11, 2009 THROUGH DECEMBER 31, 2009

2.	Significant accounting policies (continued):

Accounts receivable and concentration of credit risk:

The Company is subject to credit risk primarily through trade receivables. This credit risk is mitigated by the diversification of the Company’s operations, as well as its large customer base and its geographical dispersion. The Company grants varying payment terms to its customers. Payment terms for valuation reports prepared and sold by the Company typically require a portion of the fee to be paid up front, and the remaining amount due upon report delivery (typically within 45 days of the up-front payment).  Payment terms for memberships vary, but frequently require a portion of the membership fee due up-front, and the remaining amount to be paid over the term of the membership; these remaining payments are, at times, not due until up to 180 days after the membership begins.

Accounts receivable at December 31, 2009, are due from four customers; each customer balance represents approximately 42%, 23%, 13%, and 10% of the total. Accounts receivable at December 31, 2008, are due from one customer. Ongoing credit evaluations of customers’ financial condition are performed, although collateral is not required. The Company maintains an allowance when necessary for doubtful accounts and sales credits that is the Company’s best estimate of potentially uncollectible trade receivables. Provisions are made based upon a specific review of all significant outstanding invoices that are considered potentially uncollectible in whole or in part. For those invoices not specifically reviewed or considered uncollectible, general provisions are provided at different rates, based upon the age of the receivable, historical experience, and other currently available evidence. The allowance estimates are adjusted as additional information becomes known or as payments are made. No allowance was considered necessary as of December 31, 2009 and 2008.

Property, equipment, and intangible assets:

Property and equipment (Note 3) are recorded at cost. Depreciation is recorded using the straight-line method over the estimated useful lives of three to five years. Maintenance and repairs are expensed as incurred, and improvements are capitalized.

Intangible assets consist of customer contracts and related customer relationships (arising from the acquisition of the EdgeWater business), which is being amortized on a straight-line basis over its estimated useful life of one year.

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparison of their carrying amounts to future net cash flows expected to be generated from the operation and sale of the long-lived assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount in which the carrying amount of the long-lived assets exceeds their fair values. Based on management’s impairment analysis, a determination was made that certain equipment (subsequently reclassified to assets held for sale) was impaired.  Therefore, the Company adjusted these assets to their estimated fair value based on quoted market prices for similar assets. Impairment expense of approximately $6,900 was recognized in 2009, which is presented within general and administrative expense. Management believes that no additional impairment has occurred as of December 31, 2009.

 ACCREDITED MEMBERS, INC.

NOTES TO FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2008,
PERIOD FROM JANUARY 1, 2009 THROUGH MARCH 10, 2009, AND
PERIOD FROM MARCH 11, 2009 THROUGH DECEMBER 31, 2009

2.	Significant accounting policies (continued):

Assets held for sale:

Assets held for sale consist of video and recording equipment recorded at the lower of cost or net realizable value.

Website development costs:

The Company capitalizes certain costs incurred in designing, developing, testing and implementing enhancements to its website. These costs are amortized over the estimated useful life of five years. Costs related to the planning and post implementation phases of website development efforts are expensed as incurred (approximately $2,800 in 2009). During the year ended December 31, 2009, development costs of $224,000 were capitalized. Amortization of capitalized costs commenced in July 2009, at the time the website went operational. Website costs are included in property and equipment in the Company’s accompanying balance sheet (Note 3).

Financial instruments:

The carrying amounts of cash, accounts receivable, the bank overdraft and accounts payable approximate their fair values due to their short duration. Convertible notes payable to unrelated parties and the line of credit approximate their fair values based on current market rate information.  The fair value of convertible notes payable to related parties is not practicable to estimate, due to the related party nature of the underlying transactions.

The Company values its financial assets and liabilities utilizing a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs, such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions. In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible.

The following fair value hierarchy table presents information about the Company’s assets (liabilities) measured at fair value on a recurring basis as of December 31, 2009 and 2008, and indicates the fair value hierarchy of the valuation techniques utilized by the Companies to determine such fair value.

	Fair value measurement as of December 31, 2009
	Level 1	Level 2	Level 3
Cash	$514,883	$-	$-
Bank time deposits		50,000

	Fair value measurement as of December 31, 2008
	Level 1	Level 2	Level 3
Bank overdraft	$(900)	$-	$-

ACCREDITED MEMBERS, INC.

NOTES TO FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2008,
PERIOD FROM JANUARY 1, 2009 THROUGH MARCH 10, 2009, AND
PERIOD FROM MARCH 11, 2009 THROUGH DECEMBER 31, 2009

2.	Significant accounting policies (continued):

Revenue recognition:

The Company recognizes revenue pursuant to SEC Staff Accounting Bulletin No. 104, Revenue Recognition, and Accounting Standards Codification (ASC) 605-25 (formerly known as Emerging Issues Task Force Issue No. (EITF) 00-21, Revenue Arrangements with Multiple Deliverables. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sale price is fixed or determinable and collectibility is reasonably assured. Membership service contracts typically consist of multiple deliverables, including web-based services over the membership term and participation in conferences and conference presentations.  The Company defers the revenue associated with any undelivered elements. The amount of revenue deferred in connection with the undelivered elements is determined using the relative fair value of each element, which is generally based on each element's price sold on a stand-alone basis. For valuation products that are sold to customers, such as valuation reports, revenues are recorded upon delivery and acceptance of the product to the customer. Deferred revenue represents contractual billings in excess of revenue recognized.

Advertising:

Advertising costs are charged to operations when incurred. Advertising costs during 2009 were approximately $180,500. There were no advertising costs in 2008.

Income taxes:

Because EdgeWater is a limited liability company, it is not subject to income taxes. Instead, the sole member is taxed on a proportionate share of EdgeWater’s taxable income, whether or not distributed. Therefore, these financial statements do not reflect a provision for income taxes for the Predecessor.

AMI determines its income tax expense in each of the jurisdictions in which it operates. The income tax expense includes an estimate of the current income tax expense, as well as deferred income tax expense, which results from the determination of temporary differences arising from the different treatment of items for book and tax purposes.

AMI files income tax returns in the U.S. federal jurisdiction and in various state and local jurisdictions. AMI records income tax related interest and penalties as a component of income tax expense. No interest or penalties were incurred for the periods ended December 31, 2009 and 2008. Management does not believe there will be any material changes in the Company’s unrecognized tax positions over the next 12 months.

Recently issued accounting pronouncement:

In October 2009, the FASB issued new revenue recognition standards which eliminate the requirement to establish the fair value of undelivered products and services and instead provides for separate revenue recognition based upon management’s estimate of the selling price for an undelivered item when there is no other means to determine the fair value of that undelivered item. These standards are effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. The Company is currently evaluating the impact, if any, that the adoption of this standard may have on its consolidated financial statements.

ACCREDITED MEMBERS, INC.

NOTES TO FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2008,
PERIOD FROM JANUARY 1, 2009 THROUGH MARCH 10, 2009, AND
PERIOD FROM MARCH 11, 2009 THROUGH DECEMBER 31, 2009

3.	Property and equipment:

As of December 31, 2009, property and equipment consists of the following. The Company had no property and equipment as of December 31, 2008:

Amount
Website development	$223,566
Furniture and fixtures	9,256
Equipment	4,210
237,032
Less accumulated depreciation and amortization	(21,138)
$215,894

Depreciation and amortization expense on property and equipment in 2009 was $21,138.

4.	Intangible assets:

At December 31, 2009, intangible assets consist of customer contracts and related customer relationships acquired from EdgeWater on March 11, 2009. Cost and accumulated amortization at December 31, 2009, is as follows:

Amount
Customer contracts/relationships	$75,000
Less accumulated amortization	(62,500)
$12,500

Amortization expense was $62,500 for 2009. Amortization expense will be $12,500 in 2010.

5.	Convertible notes payable:

In March 2009, the Company initiated a private placement of convertible promissory notes. The Company received $587,800 in this placement of promissory notes between May and July 2009. No promissory notes were issued subsequent to July 2009. These notes bear interest at 10% per annum, they are unsecured, and their maturity dates are in 2014. Principal and interest are convertible at any time by the holder into shares of the Company’s common stock at $0.30 per share if the conversion is effected prior to the close of the third consecutive calendar month in which the Company is cash-flow positive, as defined; or, $0.60 per share if the conversion is effected after the close of the third consecutive calendar month in which the Company is cash-flow positive.  The Company determined that the notes did not have any beneficial conversion features, as the conversion price equaled or exceeded the estimated fair value of the Company’s common stock at the measurement date of each issuance. During 2009, notes for $350,300 were converted into 1,167,667 shares of common stock (Note 8).

ACCREDITED MEMBERS, INC.

NOTES TO FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2008,
PERIOD FROM JANUARY 1, 2009 THROUGH MARCH 10, 2009, AND
PERIOD FROM MARCH 11, 2009 THROUGH DECEMBER 31, 2009

6.	Commitments:

Lease:

The Company leases office space under an operating lease that expires on June 30, 2010, and requires lease payments of approximately $5,300 per month. Operating lease expense was approximately $37,400 in 2009.

EdgeWater line of credit:

Through March 10, 2009, EdgeWater had a $3,000, unsecured, 18% line of credit available with a financial institution. At December 31, 2008, EdgeWater had borrowed $1,410 under the line of credit. The line of credit was available only to the Predecessor, and is not available to AMI.

7.	Income taxes:

Deferred tax assets and liabilities are recorded based on the difference between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, as measured by the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are carried on the balance sheet with the presumption that they will be realizable in future periods when pre-tax income is generated. A valuation allowance is required to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. At December 31, 2009, the Company has approximately $1.1 million of net operating loss carryforwards, which expire in 2029. The net operating loss carryforwards may be subject to certain restrictions in the future, particularly in the event of a change in ownership under Internal Revenue Code Section 382.

Deferred tax assets and liabilities represent the future impact of temporary differences between the financial statement and tax bases of assets and liabilities. The Company’s net deferred tax assets have been completely reduced, effectively by a valuation allowance, because management does not believe realization of the deferred tax assets is sufficiently assured at the balance sheet date.

The deferred tax assets (liabilities) and associated valuation allowance at December 31, 2009, are as follows:

Amount
Current assets (liabilities):
Prepaid and other assets	$(39,000)
Net operating loss carryforwards	39,000
-
Non-current assets (liabilities):
Property and equipment	(45,000)
Intangible assets	31,500
Net operating loss carryforwards	457,500
444,000
Valuation allowance	(444,000)
Net deferred tax assets	$-

ACCREDITED MEMBERS, INC.

NOTES TO FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2008,
PERIOD FROM JANUARY 1, 2009 THROUGH MARCH 10, 2009, AND
PERIOD FROM MARCH 11, 2009 THROUGH DECEMBER 31, 2009

7.	Income taxes (continued):

Income tax benefit for the year ended December 31, 2009, consists of the following:

Deferred tax benefit:
Federal	$397,400
State	46,600
444,000
Increase in valuation allowance	(444,000)
$-

The reconciliation between the expected income tax benefit computed at the Federal statutory income tax rate of 34% and the effective income tax rate for the year ended December 31, 2009, is as follows:

Computed “expected” tax benefit at the federal statutory rate	34%
State income taxes, net federal income tax benefit	4
Non-deductible incentive stock option expense	(18)
Increase in valuation allowance	(20)
-%

8.	Member’s/stockholders’ equity:

Common stock:

On March 11, 2009, the Company sold 3.4 million shares of common stock to founding stockholders in exchange for $170,000 ($0.05 per share), and an additional 800,000 shares in satisfaction of a $40,000 payable to a founding stockholder ($0.05 per share).

In September 2009, the Company originated a private placement of up to one million shares of the Company’s common stock for $0.75 per share.  Through December 31, 2009, the Company sold 931,341 shares of common stock for total proceeds of approximately $679,600, of which $10,000 represents a subscription receivable at December 31, 2009, which was received in January 2010. The Company incurred offering costs of approximately $18,900, of which $13,600 was satisfied with 18,134 shares of common stock, valued at $0.75 per share.

Stock options:

Effective March 11, 2009, the Company established the AMI 2009 Stock Option Plan (the “Plan") covering up to 1,000,000 shares of the Company’s common stock. Any employee, consultant or Director of the Company is eligible to participate. The exercise prices of the options granted are determined by the Plan Committee, whose members are appointed by the Board of Directors, and the exercise prices are generally to be established at the estimated fair value of the Company's common stock at the date of grant. No options were granted in 2008. Options granted in 2009 have terms that do not exceed 5 years. There were 346,250 vested options as of December 31, 2009.

ACCREDITED MEMBERS, INC.

NOTES TO FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2008,
PERIOD FROM JANUARY 1, 2009 THROUGH MARCH 10, 2009, AND
PERIOD FROM MARCH 11, 2009 THROUGH DECEMBER 31, 2009

8.	Member’s/stockholders’ equity (continued):

Stock options (continued):

In 2009, the Company recorded total stock-based compensation of approximately $137,000 for options issued during the year, which is included in general and administrative expense.  As of December 31, 2009, the fair value of the 343,750 unvested stock options was approximately $192,300, which is expected to be recognized over a weighted average period of approximately 1.2 years.

The Company uses the Black-Scholes option pricing model to determine the weighted average fair value of options.  The weighted average fair value of options granted during 2009 was $0.68 per share.  The assumptions utilized to determine the fair value of options granted during the year ended December 31, 2009, are as follows:

Risk free interest rates	1.12 - 2.01%
Expected volatility	96 - 104%
Expected term	3 - 5 years
Expected dividend yield	0

The expected term of stock options represents the period of time that the stock options granted are expected to be outstanding. The expected volatility is based on the historical price volatility of the common stock of similar companies. The risk-free interest rate represents the U.S. Treasury bill rate for the expected term of the related stock options. The dividend yield represents the anticipated cash dividend over the expected term of the stock options.

The following table sets forth the activity in the Company's Plan since its March 11, 2009 establishment:

	Shares under option	Weighted average exercise price	Weighted average remaining contractual life	Aggregate intrinsic value
Outstanding at March 11, 2009	-	-
Granted	752,500	$0.68
Exercised	-	-
Forfeited/cancelled	(62,500)	$0.30
Outstanding at December 31, 2009	690,000	$0.72	3.0 years	$50,625
Exercisable at December 31, 2009	346,250	$0.64	2.8 years	$39,375

ACCREDITED MEMBERS, INC.

NOTES TO FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2008,
PERIOD FROM JANUARY 1, 2009 THROUGH MARCH 10, 2009, AND
PERIOD FROM MARCH 11, 2009 THROUGH DECEMBER 31, 2009

8.	Member’s/stockholders’ equity (continued):

Stock options (continued):

The aggregate intrinsic value in the table above represents the total intrinsic value (the difference between the estimated fair value of the Company’s common stock on December 31, 2009 and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders, had all option holders been able to and in fact, had exercised their options on December 31, 2009.

The following table summarizes the activity and value of non-vested options as of and for the period ended December 31, 2009:

	Number of options	Weighted average grant date fair value
Non-vested options outstanding at beginning of period
Granted	752,500	$0.44
Vested	(346,250)	$0.45
Forfeited/cancelled	(62,500)	$0.19
Non-vested options outstanding at December 31, 2009	343,750	$0.47

Warrants:

In May 2009, the Company granted warrants to two entities.  The warrants entitled each entity to purchase up to one million shares of the Company’s common stock for $0.30 per share, and they were granted as partial consideration under sales development agreements with these parties.  These warrants were to vest over a two-year term.  In June 2009, the Company offered these warrant holders an inducement to exercise their warrants by eliminating the vesting provisions and reducing the exercise price to $0.15 per share. Both entities exercised these warrants in June 2009, for which the Company received cash of $300,000. One of the entities is owned by the President of the Company.  The Company recorded sales and marketing expense of approximately $300,000 related to these warrants.

In November 2009, the Company granted a warrant to an individual for sales development consulting services, entitling this person to purchase up to 400,000 shares of the Company’s common stock at $0.75 per share.  This warrant has a three-year term; 100,000 shares underlying the warrant are exercisable immediately, and the remaining 300,000 shares vest quarterly on a pro-rata basis, but only upon the achievement of the performance objectives determined by management, as defined.  This warrant was valued at approximately $47,700, and was recorded as sales and marketing expense in 2009. This warrant remains unexercised at December 31, 2009.

ACCREDITED MEMBERS, INC.

NOTES TO FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2008,
PERIOD FROM JANUARY 1, 2009 THROUGH MARCH 10, 2009, AND
PERIOD FROM MARCH 11, 2009 THROUGH DECEMBER 31, 2009

8.	Member’s/stockholders’ equity (continued):

Warrants (continued):

Each of the warrants described above was valued utilizing a Black Scholes option pricing model, using a risk free interest rate between 1.12% and 1.84%, an expected volatility of 104%, a term consistent with the respective term of each warrant, and an expected dividend yield of 0.

Other equity transactions:

During the year ended December 31, 2008, and the period from January 1, 2009, through March 10, 2009, the sole member of the Predecessor incurred expenses on behalf of the Predecessor (such as compensation for services and rent) for no consideration. These amounts, which totaled approximately $32,000 (2009) and $156,000 (2008), have been accounted for as expense, and as an increase in member’s equity in each respective period.

9.	Subsequent events:

The Company evaluated events through February 25, 2010, for consideration as a subsequent event to be included in its December 31, 2009 financial statements issued February 25, 2010.